Exhibit 10.10

EVERYWARE GLOBAL, INC.

2012 STOCK OPTION PLAN

ARTICLE I

Purpose of Plan

This 2012 Stock Option Plan (this “Plan”) of EveryWare Global, Inc. (the “Company”), adopted by the Board of Directors of the Company on September 29, 2012 (the “Effective Date”), for executives and other key employees, directors, consultants and advisers of the Company, is intended to advance the best interests of the Company by providing those persons who have a substantial responsibility for its management and growth with additional incentives by allowing them to acquire an ownership interest in the Company and thereby encouraging them to contribute to the success of the Company and to remain in its employ or continue to provide services. The availability and offering of stock options under the Plan also increases the Company’s ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

This Plan is intended to be a “compensatory benefit plan” within the meaning of such term under Rule 701 of the Securities Act of 1933, as amended.

ARTICLE II

Definitions

For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

“Affiliate” means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Board” shall mean the Board of Directors of the Company.

“Cause” with respect to any Participant shall mean “cause” as defined in any employment agreement between a Participant and the Company, or if a Participant is not a party to an employment agreement in which “cause” is defined, then “Cause” shall mean one or more of the following: (i) a conviction of or plea of guilty or nolo contendere to a felony or other crime involving moral turpitude, the misappropriation of funds or material misappropriation of other property of the Company or any of Subsidiaries, the attempt to willfully obtain any personal profit from any transaction which is adverse to the interests of the Company or any of its Subsidiaries and in which the Company or any of its Subsidiaries has an interest or any other act of fraud or embezzlement against the Company, any of its Subsidiaries or any of its customers or suppliers, (ii) repeatedly reporting to work under the influence of alcohol or illegal drugs or repeatedly using illegal drugs or abusing alcohol or legal drugs, whether or not at the workplace, in such a fashion as to cause the Company or any of its Subsidiaries economic harm, (iii) substantial and repeated failure to perform duties as reasonably directed by the Company in writing, which (if capable of cure) is not cured to the Company’s reasonable satisfaction within ten (10) days after written notice thereof to Participant, (iv) any intentional act or intentional omission aiding or abetting a competitor, supplier or customer of the Company or any of its Subsidiaries to the material disadvantage or detriment of the Company and its Subsidiaries (v) any breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries which (if capable of cure) is not cured to the Company’s reasonable satisfaction within ten (10) days after written notice thereof to Participant and (vi) any material breach of the terms of any written agreement between such Participant and the Company or any of its Subsidiaries (including the terms of this Plan).

“Change of Control” means any transaction or series of related transactions pursuant to which any Person (other than Monomoy Capital Partners, L.P. (“MCP”), Monomoy Capital Partners II, L.P. (“MCP II”) or any Affiliate of MCP or MCP II) in the aggregate acquire(s) (i) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) (other than voting rights accruing only in the event of a default, breach or event of noncompliance) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis.

“Class B Common Stock” shall mean the Company’s Class B Nonvoting Common Stock, par value $0.001 per share, or, in the event that the outstanding Class B Nonvoting Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

“Committee” shall mean the committee of the Board which may be designated by the Board to administer the Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board.

“Company” shall mean EveryWare Global, Inc., a Delaware corporation, and (except to the extent the context requires otherwise) any subsidiary corporation of EveryWare Global, Inc., as such term is defined in Section 424(f) of the Code.

“Disability” shall mean a Participant’s inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively such Participant’s duties and obligations as an employee of the Company or to participate effectively and actively in the management of the Company for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board.

“Fair Market Value” of each share of the Class B Common Stock means the fair value of such Class B Common Stock determined in good faith by the Committee, or, in the absence of the Committee, by the Board.

“Options” shall have the meaning set forth in Article IV.

“Participant” shall mean any executive or other key employee, director, consultant or advisor of the Company who has been selected to participate in the Plan by the Committee or the Board.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

ARTICLE III

Administration

The Plan shall be administered by the Committee; provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board. Subject to the limitations under the Plan, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) grant Options to Participants in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Options as it shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Option granted hereunder and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee’s determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other Persons. All expenses associated with the administration of the Plan shall be borne by the Company. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such persons as it deems appropriate.

ARTICLE IV

Limitation on Aggregate Shares

The number of shares of Class B Common Stock with respect to which options may be granted under the Plan (the “Options”) and which may be issued upon the exercise thereof shall not exceed, in the aggregate, 2,812.866 shares; provided that the type and the aggregate number of shares which may be subject to Options shall be subject to adjustment in accordance with the provisions of Section 6.8 below, and further provided that to the extent any Options expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of Class B Common Stock thereunder, or if any Options are exercised and the shares of Class B Common Stock issued thereunder are repurchased by the Company, such shares shall again be available under the Plan. The shares of Class B Common Stock available under the Plan may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

ARTICLE V

Awards

5.1 Options. The Committee may grant Options to Participants in accordance with this Article V.

5.2 Form of Option. Options granted under this Plan shall be nonqualified stock options and are not intended to be “incentive stock options” within the meaning of Section 422 of the Code or any successor provision.

5.3 Exercise Price. The option exercise price per share of Class B Common Stock shall be fixed by the Committee at not less than 100% of the Fair Market Value of a share of Class B Common Stock on the date of grant.

5.4 Exercisability. Options shall be exercisable at such time or times as the Committee shall determine at or subsequent to grant.

5.5 Payment of Exercise Price. Options shall be exercised in whole or in part by written notice to the Company (to the attention of the Company’s Secretary) accompanied by payment in full of the option exercise price. Payment of the option exercise price shall be made in cash (including check, bank draft or money order) or, in the discretion of the Committee, by delivery of a promissory note (if in accordance with policies approved by the Board) or without payment in cash therefor pursuant to a cashless exercise of such Options. Such cashless exercise shall be effectuated by the Company delivering shares of Class B Common Stock to the Participant with a Fair Market Value equal to (a) the Fair Market Value of all shares issuable upon exercise of such Options, minus (b) the aggregate exercise price of all shares issuable upon exercise of such Options (together with the maximum amount of any income taxes or employee’s social security contributions that may be paid in this manner without changing the manner in which the Company has accounted for the Options).

5.6 Terms of Options. The Committee shall determine the term of each Option, which term shall in no event exceed ten years from the date of grant.

ARTICLE VI

General Provisions

6.1 Conditions and Limitations on Exercise. Options may be made exercisable in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company of certain performance goals, as the Committee shall decide in each case when the Options are granted.

6.2 Change of Control. In the event of a Change of Control, the Committee or the Board may provide that all or any of the Options shall become immediately exercisable by any Participants who are employed by the Company at the time of the Change of Control and/or that all Options shall terminate if not exercised as of the date of the Change of Control or other prescribed period of time.

6.3 Written Agreement. Each Option granted hereunder to a Participant shall be embodied in a written agreement (an “Option Agreement”) which shall be signed by the Participant and by a duly authorized officer of the Company for and in the name and on behalf of the Company and shall be subject to the terms and conditions of the Plan prescribed in the Agreement (including, but not limited to, (i) the right of the Company and such other Persons as the Committee shall designate (“Designees”) to repurchase from each Participant, and such Participant’s transferees, all shares of Class B Common Stock issued or issuable to such Participant on the exercise of an Option in the event of such Participant’s termination of employment, (ii) rights of first refusal granted to the Company and Designees, (iii) holdback and other registration right restrictions in the event of a public registration of any equity securities of the Company and (iv) any other terms and conditions which the Committee shall deem necessary and desirable).

6.4 Listing, Registration and Compliance with Laws and Regulations. Options shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Options or the issuance or purchase of shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Options shall supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other Persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of an Option that, in the Committee’s discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee, may, in its discretion and without the Participant’s consent, so reduce such period on not less than 15 days written notice to the holders thereof.

6.5 Nontransferability. Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant, may be exercised only by such Participant (or his legal guardian or legal representative). In the event of the death of a Participant, exercise of Options granted hereunder shall be made only:

(i) by the executor or administrator of the estate of the deceased Participant or the Person or Persons to whom the deceased Participant’s rights under the Option shall pass by will or the laws of descent and distribution; and

(ii) to the extent that the deceased Participant was entitled thereto at the date of his death, unless otherwise provided by the Committee in such Participant’s Option Agreement.

6.6 Expiration of Options.

(a) Normal Expiration. In no event shall any part of any Option be exercisable after the date of expiration thereof (the “Expiration Date”), as determined by the Committee pursuant to Section 5.6 above.

(b) Early Expiration Upon Termination of Employment. Except as otherwise provided in an Option Agreement, any portion of a Participant’s Option that was not vested and exercisable on the date of the termination of such Participant’s employment or other service to the Company (such Participant’s “Termination Date”) shall expire and be forfeited as of such date, and any portion of a Participant’s Option that was vested and exercisable on the Termination Date shall expire and be forfeited as of such date, except that: (i) if any Participant dies or becomes subject to any Disability, such Participant’s Option shall expire 180 days after the date of his death or Disability, but in no event after the Expiration Date, (ii) if any Participant retires (with the approval of the Board), his Option shall expire 90 days after the date of his retirement, but in no event after the Expiration Date, and (iii) if any Participant is discharged other than for Cause, such Participant’s Option shall expire 30 days after the date of his discharge, but, in each case, in no event after the Expiration Date.

6.7 Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from any Participant from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any shares issuable under the Options, and the Company may defer such issuance unless indemnified to its satisfaction.

6.8 Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Class B Common Stock or any merger, consolidation or exchange of shares, the Board or the Committee may, in order to prevent the dilution or enlargement of rights under outstanding Options, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by outstanding Options and the exercise prices specified therein as may be determined to be appropriate and equitable.

6.9 Rights of Participants. Nothing in this Plan or in any Option Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or other service to the Company at any time (with or without Cause), nor confer upon any Participant any right to continue in the employ of the Company for any period of time or to continue his present (or any other) rate of compensation, and except as otherwise provided under this Plan or in the Option Agreement, in the event of any Participant’s termination of employment or other service to the Company (including, but not limited to, the termination by the Company without Cause) any portion of such Participant’s Option that was not previously vested and exercisable shall expire and be forfeited as of the date of such termination. No employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

6.10 Amendment, Suspension and Termination of Plan. The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Class B Common Stock is listed, and no such amendment, suspension or termination shall impair the rights of Participants under outstanding Options without the consent of the Participants affected thereby. No Options shall be granted hereunder after the tenth anniversary of the adoption of the Plan.

6.11 Amendment, Modification and Cancellation of Outstanding Options. The Committee may amend or modify any Option in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option; provided that no such amendment or modification shall impair the rights of any Participant under any Option without the consent of such Participant. With the Participant’s consent, the Committee may cancel any Option and issue a new Option to such Participant. Notwithstanding the foregoing, no adjustment or amendment shall be made to the extent such action causes the Option to be subject to excise tax pursuant to Code Section 409A.

6.12 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such

Committee member shall be entitled to the indemnification rights set forth in this Section 6.12 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.

6.13 Section 409A of the Code. The Plan, and any Option granted hereunder are intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Option is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Option that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee, the Board, the Company or any of its Subsidiaries and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company or any of its Subsidiaries.

6.14 Governing Law and Forum; Waiver of Jury Trial. The Plan shall be construed and interpreted in accordance with the laws of the State of Delaware. Each Participant agrees that any suit, action or proceeding brought by or against such Participant in connection with this Plan shall be brought solely in the courts of the State of Delaware or the United States District Court for the District of Delaware, each Participant consents to the jurisdiction and venue of each such court, and each Participant agrees to accept service of process by the Company or any of its agents in connection with any such proceeding. EACH PARTICIPANT IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF HIS OR HER RIGHTS OR OBLIGATIONS HEREUNDER.

ARTICLE VII

RESTRICTIVE COVENANTS

The Company and its Subsidiaries operate in a highly sensitive and competitive commercial environment. As part of their employment with the Company and its Subsidiaries, Participants will be exposed to highly confidential and sensitive information regarding the Company’s and its Subsidiaries’ business operations, including corporate strategy, pricing and other market information, know-how, trade secrets, and valuable customer, supplier, and employee relationships. It is critical that the Company take all necessary steps to safeguard its legitimate protectable interests in such information and to prevent any of its competitors or any other persons from obtaining any such information. Therefore, as consideration for the Company’s agreement to grant Options to a Participant, each Participant agrees to be bound by the following restrictive covenants:

7.1 Confidentiality. Each Participant agrees that he will not disclose to a third party or use for his personal benefit or for the benefit of a third party, at any time, either during his employment with the Company or its Subsidiaries or thereafter, any Confidential Information (as defined below) of which the Participant is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by the Participant’s performance in good faith of duties assigned to the Participant by the Company or as required by law or as necessary for the Participant to enforce his rights hereunder. The Participant will take all reasonable and appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. The Participant shall deliver to the Company at his Termination Date or at any time the Company may request all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any of its Subsidiaries which the Participant may then possess or have under his control. As used herein, the term “Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by the Company or its Subsidiaries in connection with their business, including but not limited to (i) information, observations and data obtained by the Participant while employed by the Company or its Subsidiaries concerning the business or affairs of the Company or its Subsidiaries, (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) data bases, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients and customer or client lists, (xiii) other copyrightable works, (xiv) all production methods, processes, technology and trade secrets, and (xv) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public prior to the date the Participant proposes to disclose or use such information.

7.2 Non-competition.

(i) Each Participant acknowledges that (i) such Participant performs services of a unique nature for the Company that are irreplaceable, and that such Participant’s performance of such services to a competing business will result in irreparable harm to the Company, (ii) such Participant has had and will continue to have access to Confidential Information, which, if disclosed, would unfairly and inappropriately assist in competition against the Company or any of its Affiliates, (iii) in the course of such Participant’s employment by a competitor, such Participant would inevitably use or disclose such Confidential Information, (iv) the Company and its Affiliates have substantial relationships with their customers and such Participant has had and will continue to have access to these customers, (v) such Participant has received and will receive specialized training from the Company and its Affiliates, and (vi) such Participant has generated and will continue to generate goodwill for the Company and its Affiliates in the course of such Participant’s employment. Accordingly, until such Participant’s Termination Date and for a period of twelve (12) months thereafter (the “Non-Compete Period”), each Participant agrees that such Participant will not, directly or indirectly, own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to any Person engaged in competition with the Company or any of its Subsidiaries or Affiliates or in any other business in which the Company or any of its Subsidiaries or Affiliates is engaged on such Participant’s Termination Date or in which any of such Persons have planned, on or prior to such date, to be engaged in on or after such date, in any locale of any country in which the Company or any of its Subsidiaries conducts business. Notwithstanding the foregoing, nothing herein shall prohibit any Participant from being a passive owner of not more than two percent (2%) of the equity securities of a publicly traded corporation engaged in a business that is in competition with the Company or any of its Subsidiaries or Affiliates, so long as such Participant has no active participation in the business of such corporation. For the avoidance of doubt, if a Participant is party to an employment agreement with the Company or any of its Subsidiaries or Affiliates, nothing in this Section 7.2 shall supersede any term of such employment agreement.

(ii) Notwithstanding the provisions of Section 7.2(i), above, from and after a Participant’s Termination Date, the Non-Compete Period shall terminate and be of no further force and effect with respect to such Participant upon the delivery by such Participant to the Company of all Options and Option Shares (as defined in such Participant’s Option Agreement) held by such Participant, together with a letter satisfactory to the Company (in its sole discretion), that, effective upon the delivery to the Company of such letter, such Participant has terminated, relinquished and waived all right, title and interest in such Options and Option Shares (but not, for the avoidance of doubt, any Class B Common Stock or other equity securities of the Company held by the Participant prior to the Effective Date) for no consideration.

7.3 Non-solicitation; Non-interference.

(i) Until such Participant’s Termination Date and for a period of twelve (12) months thereafter, each Participant agrees that such Participant shall not, except in the furtherance of such Participant’s duties to the Company or its Subsidiaries, directly or indirectly, individually or on behalf of any other Person, solicit, aid or induce any individual or entity that is, or was during the twelve-month period immediately prior to the termination of such Participant’s employment for any reason, a customer of the Company or any of its Subsidiaries or Affiliates to purchase goods or services then sold by the Company or any of its Subsidiaries or Affiliates from another Person or assist or aid any other persons or entity in identifying or soliciting any such customer.

(ii) Until such Participant’s Termination Date and for a period of twelve (12) months thereafter, each Participant agrees that such Participant shall not, except in the furtherance of such Participant’s duties to the Company or its Subsidiaries, directly or indirectly, individually or on behalf of any other Person, (A) solicit, aid or induce any advisor, consultant, employee, representative or agent of the Company or any of its Subsidiaries or Affiliates to leave such employment or retention or to accept employment with or render services to or with any other Person unaffiliated with the Company or hire or retain any such advisor, consultant, employee, representative or agent, or take any action to materially assist or aid any other Person in identifying, hiring or soliciting any such employee, representative or agent, or (B) interfere, or aid or induce any other person or entity in interfering, with the relationship between the Company or any of its Subsidiaries or Affiliates and any of their respective vendors, joint venturers or licensors. Any person described in this Section 7.4(ii) shall be deemed covered by this Section while so employed or retained and for a period of twelve (12) months thereafter.

7.4 Nondisparagement. Each Participant agrees not to make negative comments or otherwise disparage the Company or any of its Affiliates or any of their respective partners, members, officers, directors, employees, shareholders, agents or products.

7.5 Assignment of Inventions. Each Participant agrees that all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, tradenames, logos and all similar or related information (whether patentable or unpatentable) which relates to the Company’s or any of its Subsidiaries’ actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Participant (whether or not during usual business hours and whether or not alone or in conjunction with any other person) while employed by the Company or its Subsidiaries (including those conceived, developed or made prior to the Effective Date) together with all patent applications, letters patent, trademark, tradename and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing (collectively referred to herein as, the “Work Product”) belong to the Company or such Subsidiary. The Participant will promptly disclose such Work Product as may be susceptible of such manner of communication to the Company and perform all actions reasonably requested by the Company (whether before or after the Participant’s Termination Date) to establish and confirm such ownership (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide reasonable assistance to the Company or any of its Subsidiaries in connection with the prosecution of any applications for patents, trademarks, tradenames, service marks or reissues thereof or in the prosecution or defense of interferences relating to any Work Product.

7.6 Return of Company Property. On the date of Participant’s termination of employment with the Company for any reason (or at any time prior thereto at the Company’s request), Participant shall return all Confidential Information or other property belonging to the Company or any of its Affiliates (including, but not limited to, any Company-provided laptops, computers, cell phones, wireless electronic mail devices or other equipment, or documents and property belonging to the Company or any of its Affiliates).

7.7 Cooperation. Upon the receipt of reasonable notice from the Company (including outside counsel), each Participant agrees that while employed by the Company or any of its Subsidiaries and thereafter, such Participant will respond and provide information with regard to matters in which such Participant has knowledge as a result of such Participant’s employment with the Company or any of its Subsidiaries, and will provide reasonable assistance to the Company, its Affiliates and their respective representatives in defense of any claims that may be made against the Company or its Affiliates, and will assist the Company and its Affiliates in the prosecution of any claims that may be made by the Company or its Affiliates, to the extent that such claims may relate to the period of such Participant’s employment with the Company (collectively, the “Claims”). Each Participant agrees to promptly inform the Board if such Participant becomes aware of any lawsuits involving Claims that may be filed or threatened against the Company or its Affiliates. Such Participant also agrees to promptly inform the Board (to the extent that such Participant is legally permitted to do so) if such Participant is asked to assist in any investigation of the Company or its Affiliates (or their actions) or another party attempts to obtain information or documents from such Participant (other than in connection with any litigation or other proceeding in which such Participant is a party-in-opposition) with respect to matters such Participant believes in good faith to relate to any investigation of the Company or its Affiliates, in each case, regardless of whether a lawsuit or other proceeding has then been filed against the Company or its Affiliates with respect to such investigation, and shall not do so unless legally required. During the pendency of any litigation or other proceeding involving Claims, each Participant shall not communicate with anyone (other than such Participant’s attorneys and tax and/or financial advisors) with respect to the facts or subject matter of any pending or potential litigation or regulatory or administrative proceeding involving the Company or any of its Affiliates without giving prior written notice to the Board.

7.8 Reasonableness of Covenants. In signing his or her Option Agreement, each Participant gives the Company assurance that such Participant has carefully read and considered all of the terms and conditions of this Plan, including the restraints imposed under this ARTICLE VII. Each Participant agrees that these restraints are necessary for the reasonable and proper protection of the Company and its Affiliates and their trade secrets and Confidential Information and that each and every one of the restraints is reasonable with respect to subject matter, length of time and geographic area, and that these restraints, individually or in the aggregate, will not prevent such Participant from obtaining other suitable employment during the period in which such Participant is bound by the restraints. Each Participant acknowledges that each of these covenants has a unique, very substantial and immeasurable value to the Company and its Affiliates and that such Participant has sufficient assets and skills to provide a livelihood while such covenants remain in force. Each Participant further covenants that such Participant will not challenge the reasonableness or enforceability of any of the covenants set forth in this ARTICLE VII, and that such Participant will reimburse the Company and its Affiliates for all costs (including reasonable attorneys’ fees) incurred in connection with any action to enforce any of the provisions of this ARTICLE VII if either the Company and/or any of its Affiliates prevails on any material issue involved in such dispute or if such Participant challenges the reasonableness or enforceability of any of the provisions of this ARTICLE VII. It is also agreed that each of the Company’s Affiliates will have the right to enforce all of such Participant’s obligations to that Affiliate under this Plan and shall be third party beneficiaries hereunder, including without limitation pursuant to this ARTICLE VII.

7.9 Reformation. If it is determined by a court of competent jurisdiction in any state that any restriction in this ARTICLE VII is excessive in duration or scope or is unreasonable or unenforceable under applicable law, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the laws of that state.

7.10 Tolling. In the event of any violation of the provisions of this ARTICLE VII, each Participant acknowledges and agrees that the post-termination restrictions contained in this ARTICLE VII shall be extended by a period of time equal to the period of such violation, it being the intention of the parties hereto that the running of the applicable post-termination restriction period shall be tolled during any period of such violation.

7.11 Equitable Relief and Other Remedies. Each Participant acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of ARTICLE VII hereof would be inadequate and, in recognition of this fact, such Participant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available, without the necessity of showing actual monetary damages or the posting of a bond or other security.

*    *    *    *

13